UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2017

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Fannie Mae Master Credit Facility Advances

On October 26, 2017, Healthcare Trust, Inc. (the “Company”), through wholly owned subsidiaries of its operating partnership, Healthcare Trust Operating Partnership, L.P. (the “OP”), incurred approximately $153 million in aggregate additional indebtedness (the “Advances) under its master credit facility (the “KeyBank Fannie Mae Facility”) with KeyBank National Association (“KeyBank”) and its master credit facility (the “Capital One Fannie Mae Facility” and, together, with the KeyBank Fannie Mae Facility, the “Fannie Mae Master Credit Facilities”) with Capital One Multifamily Finance, LLC (“Capital One”). Advances under the Fannie Mae Master Credit Facilities were made pursuant to two master credit facility agreements dated as of October 31, 2016, one between wholly owned subsidiaries of the OP and KeyBank and one between wholly owned subsidiaries of the OP and Capital One. The material terms of these master credit agreements are described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2016 and incorporated by reference herein.

Giving effect to the Advances, approximately $295.2 million was outstanding under the Fannie Mae Master Credit Facilities.

The portion of the Advances incurred under the KeyBank Fannie Mae Facility (the “KeyBank Fannie Mae Advance”) was $84 million. The KeyBank Fannie Mae Advance occurred simultaneously with the addition of six seniors housing properties (the “KeyBank SHOPs”) to the collateral pool securing the KeyBank Fannie Mae Facility in addition to four other seniors housing properties already included in the collateral pool. The portion of the Advances incurred under the Capital One Fannie Mae Facility (the “Capital One Fannie Mae Advance”) was $69 million. The Capital One Fannie Mae Advance occurred simultaneously with the addition of three seniors housing properties (the “Capital One SHOPs”) to the collateral pool securing the Capital One Fannie Mae Facility in addition to two other seniors housing properties already included in the collateral pool.

Approximately $102 million of the net proceeds, after closing costs, of the Advances was used by the Company to repay amounts outstanding under the Company’s senior secured revolving credit facility with KeyBank as administrative agent, which repayment was a condition to the release of the KeyBank SHOPs and two of the Capital One SHOPs from the borrowing base thereunder. The remaining proceeds of approximately $50 million will be used for general corporate purposes and to fund future acquisitions.

Both Advances bear interest at a rate of one-month LIBOR plus a 2.41% margin and mature on November 1, 2026. Monthly debt service payments on both Advances will be interest-only for sixty (60) months and principal and interest thereafter based on a 30-year amortization schedule. Both Advances are prepayable in whole or in part after a one-year lockout period with a premium of 1% and, on or after July 31, 2026, without any premium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: November 1, 2017	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Secretary and Treasurer